UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, U.S. Gold Corp. (the “Company”) appointed Andrew Kaplan as a director of the Company. Mr. Kaplan is deemed an “independent,” non-employee director as defined by NASDAQ Rule 5605(a)(2). There are no family relationships between Mr. Kaplan and any of our other officers and directors. Mr. Kaplan shall receive the Company’s equity award for new independent directors of 12,000 shares of restricted common stock as compensation, which shall vest in 24 equal monthly installments over a two year period, beginning on the one month anniversary of the date of issuance. Mr. Kaplan was appointed to the Nominating and Governance Committee, Audit Committee and Compensation Committee of the Board of Directors.

With the appointment of Mr. Kaplan to the Board of Directors and the Audit Committee, the Company has regained compliance with Nasdaq Listing Rule 5605 (the “Rule”), specifically (i) Listing Rule 5605(b)(1) requiring that a majority of the board of directors must be comprised of “independent” directors, as such term is defined under the Rule and (ii) Listing Rule 5605(c)(2)(a) requiring an audit committee to be comprised of at least three independent directors.

Set forth below is the biographical information of the newly appointed director, as required by Item 401 of Regulation S-K.

Mr. Kaplan, age 50, is a founder of A to B Capital Management, and manages the A to B Capital Special Situations Fund, LP which was launched on January 1, 2009. The fund invests in the small cap sector through private, pre-public and publicly traded companies. In addition, he has been a Vice President of Barry Kaplan Associates for the past 22 years, a leading financial public relations firm for both public and private companies in the US, Canada and abroad. Prior to working at BKA, he had six years’ experience working at major investment banks involved in deal structure, mergers and acquisitions and trading. Mr. Kaplan is a member of the Board of Directors of Riot Blockchain, Inc. (RIOT) and Coral Gold Resources, Ltd. (CLH.V) and a former member of the Board of PolarityTE, Inc. (COOL) and Naked Brand Group (NAKD). He holds a BSBA from the University of Hartford in Finance and Insurance. Mr. Kaplan is qualified to serve as a director due to his extensive business and management expertise and his extensive knowledge of capital markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: November 14, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer